Exhibit 99.1

Editorial Contact: Gwen Carlson Conexant Systems, Inc. (949) 483-7363	Investor Relations Contact: Bruce Thomas Conexant Systems, Inc. (949) 483-2698

CONEXANT NAMES NEW PRESIDENT AND CHIEF EXECUTIVE OFFICER

Daniel Artusi Succeeds Dwight Decker, Who will Continue
as Non-executive Chairman

        NEWPORT BEACH, Calif., June 25, 2007 – Conexant Systems, Inc. (NASDAQ: CNXT) today announced that Daniel Artusi will join the company as president and chief executive officer. His first day with Conexant will be Monday, July 9, 2007. He will also become a member of the company’s board of directors.

        Artusi, 52, succeeds Dwight W. Decker, 57, who in March of this year announced plans to retire. At that time, Conexant’s board initiated the search for Decker’s successor. Decker will continue to serve the company as non-executive chairman of the board.

        For the past two years, Artusi has been chairman and chief executive officer of ColdWatt, Inc., a privately held company that provides high-efficiency power supplies to the communications and computer industries. Before that, he spent four years with Silicon Laboratories, Inc., a designer and manufacturer of mixed-signal integrated circuits, most recently as president and chief executive officer. Prior to joining Silicon Labs, Artusi spent 24 years with Motorola’s Semiconductor Products Sector in a variety of positions that included corporate vice president and general manager, Networking and Computing Systems Group; vice president and general manager, Wireless Infrastructure Systems Division; and general manager of the RF Semiconductor Division. Artusi studied electrical engineering at the Instituto Tecnologico de Buenos Aires in Argentina.

        “I’m excited about joining Conexant as president and chief executive officer and eager to begin my new assignment,” Artusi said. “I’d like to thank the board of directors for giving me the opportunity to lead the company by applying the skills and experience I’ve acquired over three decades in the semiconductor industry. Conexant has a rich and storied history, and the company continues to address some of our industry’s most exciting, highest-growth opportunities with an outstanding portfolio of communications products and technologies. We face near-term challenges, but I am confident that we possess the talent and market positions required to build significant shareholder value.”

        Decker joined Rockwell International in 1989 and served as Conexant’s chairman and chief executive officer from the time of the company’s spin-off from Rockwell in January 1999 through February 2004, when the company’s merger with GlobespanVirata was completed. At that point he announced his retirement and became non-executive chairman of the board of the combined company. In November 2004, he agreed to come out of retirement and resume his duties as chief executive officer.

        “I couldn’t be more pleased with the board’s selection of Dan as my successor,” Decker said. “He’s an experienced chief executive officer with an impressive record of accomplishment. Throughout his career with ColdWatt, Silicon Labs, and Motorola, he has consistently demonstrated the leadership, focus, and technical expertise required to deliver outstanding results on a regular basis. Dan is the right leader for Conexant at this time. I look forward to resuming my retirement, and to serving as non-executive chairman of Conexant’s board of directors.”

        Jerre L. Stead, chairman of the board’s management development and compensation committee, served as chairman of the chief executive officer search committee.

        “We considered a full slate of qualified candidates and are delighted that Dan has chosen to become Conexant’s president and chief executive officer at a critical juncture for the company,” Stead said. “The board and I are convinced that Dan’s outstanding business and technical capabilities, motivational leadership style, and ability to articulate clear, concise strategies are a perfect match for Conexant’s current needs. Once again, I’d like to thank Dwight for his leadership, contributions, and dedication over the years. Dwight and the entire Conexant team accomplished a great deal, and much remains to be done. I am confident that Dan will lead the company to a new level of competitiveness, performance, and accomplishment.”

About Conexant

        Conexant’s innovative semiconductor solutions are driving broadband communications and digital home networks worldwide. The company has leveraged its expertise and leadership position in modem technologies to enable more Internet connections than all of its competitors combined, and continues to develop highly integrated silicon solutions for broadband data and media processing networks.

        Key products include client-side xDSL and cable modem solutions, home network processors, broadcast video encoders and decoders, digital set-top box components and systems solutions, and dial-up modems. Conexant’s suite of networking components includes a leadership portfolio of IEEE 802.11-compliant WLAN chipsets, software and reference designs, as well as solutions for applications based on HomePlug® and HomePNA™. The company also offers a complete line of asymmetric and symmetric DSL central office solutions, which are used by service providers worldwide to deliver broadband data, voice, and video over copper telephone lines.

        Conexant is a fabless semiconductor company that recorded revenues of $970.8 million in fiscal year 2006. The company has approximately 3,200 employees worldwide, and is headquartered in Newport Beach, Calif. To learn more, please visit www.conexant.com.

Safe Harbor Statement

        “Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: This release includes forward-looking statements intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. These forward-looking statements generally can be identified by phrases such as Conexant or its management “believes,” “expects,” “anticipates,” “foresees,” “forecasts,” “estimates” or other words or phrases of similar import. Similarly, statements in this release that describe our business strategy, outlook, objectives, plans, intentions or goals also are forward-looking statements. All such forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements.

        These risks and uncertainties include, but are not limited to:  the risk that capital needed for our business and to repay our indebtedness will not be available when needed; the risk that the value of our common stock may be adversely affected by market volatility; general economic and political conditions and conditions in the markets we address; the substantial losses we have incurred; the cyclical nature of the semiconductor industry and the markets addressed by our products and our customers’ products; continuing volatility in the technology sector and the semiconductor industry; demand for and market acceptance of our new and existing products; our successful development of new products; the timing of our new product introductions and our product quality; our ability to anticipate trends and develop products for which there will be market demand; the availability of manufacturing capacity; pricing pressures and other competitive factors; changes in our product mix; product obsolescence; the ability of our customers to manage inventory; our ability to develop and implement new technologies and to obtain protection for the related intellectual property; the uncertainties of litigation, including claims of infringement of third-party intellectual property rights or demands that we license third-party technology, and the demands it may place on the time and attention of our management and the expense it may place on our company; and possible disruptions in commerce related to terrorist activity or armed conflict, as well as other risks and uncertainties, including those detailed from time to time in our Securities and Exchange Commission filings.

        The forward-looking statements are made only as of the date hereof. We undertake no obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise.

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Conexant is a registered trademark of Conexant Systems, Inc. Other brands and names contained in this release are the property of their respective owners.